EXHIBIT 10.1
AMENDMENT TO THE EMPLOYMENT AGREEMENT
BETWEEN
H. ANDREW DEFERRARI AND DYCOM INDUSTRIES, INC.
     WHEREAS, effective as of July 14, 2004, H. Andrew DeFerrari and Dycom Industries, Inc. entered into an employment agreement (the “Employment Agreement”);
     WHEREAS, pursuant to paragraph 9 of the Employment Agreement, the Employment Agreement may be amended by a written instrument executed by the undersigned parties;
     WHEREAS, the undersigned parties desire to amend the Employment Agreement to extend the Employment Term; and
     WHEREAS, the undersigned parties represent and warrant that the execution and delivery of this amendment has been duly and validly executed and delivered and is valid and binding.
     NOW, THEREFORE, the Employment Agreement is hereby amended, effective as of July 14, 2006, as follows:
     1. Paragraph 2 of the Employment Agreement is hereby amended in its entirety to read as follows:
“The Employee’s employment pursuant to the Employment Agreement shall commence on the Effective Date and shall terminate upon the earlier to occur of (i) termination pursuant to paragraph 5 hereof or (ii) the second anniversary of the Effective Date; provided, however, that the term of the Employee’s employment hereunder shall be automatically extended without further action of either party for additional one year periods, unless written notice of either party’s intention not to extend has been given to the other party hereto at least 60 days prior to the expiration of the then effective term. The period commencing as of the Effective Date and ending on the second anniversary of the Effective Date or such later date to which the term of the Executive’s employment under this Agreement shall have been extended is hereinafter referred to as the “Employment Term”.”
     2. Except as otherwise expressly amended by this amendment, the Employment Agreement shall continue in full force and effect.

     3. This amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties have entered into this amendment as of the date set forth above.

DYCOM INDUSTRIES, INC.
By:	/s/ Steven E. Nielsen
	Name:	Steven E. Nielsen
	Title:	President and Chief Executive Officer

Acknowledged and Agreed:

/s/ H. Andrew DeFerrari

Print Name:	H. Andrew DeFerrari, individually